UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2017 (November 29, 2017)

JOHN B. SANFILIPPO & SON, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1703 North Randall Road, Elgin, Illinois 60123-7820

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

John B. Sanfilippo & Son, Inc. (the “Company”) submits the following information:

ITEM 8.01.	Other Events.

On November 29, 2017, the Company entered into the Consent and Ninth Amendment to its Credit Agreement (the “Ninth Amendment”). The Ninth Amendment provides for lender consent to incur unsecured debt in connection with the Company’s acquisition of the assets of Squirrel Brand, L.P. (“Squirrel Brand”) and for the acquisition of the assets of Squirrel Brand to constitute a “Permitted Acquisition” under the terms of the Credit Agreement. The Ninth Amendment also modifies the collateral reporting requirements applicable to the Company. A copy of the Ninth Amendment is attached hereto as Exhibit 99.1.

On November 30, 2017, the Company issued a press release announcing that it has acquired the assets of Squirrel Brand. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits attached hereto are listed in the Exhibit Index.

EXHIBIT INDEX

Exhibits	Description

99.1	Consent and Ninth Amendment to Credit Agreement, dated November 29, 2017, by and among John B. Sanfilippo & Son, Inc., Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as a lender and the administrative agent, and Southwest Georgia Farm Credit, ACA, as a lender.

99.2	Press Release dated November 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.

November 30, 2017	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer, Group President and Secretary